UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2014

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 410
Bellevue, WA  98004
(Address of Principal Executive Offices)

(425) 452-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 15, 2014, Hipcricket, Inc. (the “Company”) entered into an amendment to the Financing and Security Agreement (the “Agreement”), with Fast Pay Partners LLC (“Fast Pay”).  The amendment (“Amendment No. 2”) modifies the Agreement entered into on June 2, 2014, as amended on June 4, 2014 (“Amendment No. 1”), between the Company and Fast Pay, creating an accounts receivable-based credit facility.

The Agreement retains substantially the same terms as the original Financing and Security Agreement, as amended, as described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014, except for the following:

(a)      The advance rate will increase to 80% of the gross value of Invoices, as defined in the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, as amended.  Copies of the Agreement and Amendment No. 1 are attached as Exhibits 10.1 and 10.2, respectively, to the Company’s Form 10-Q for the quarter ended May 31, 2014, filed with the Securities and Exchange Commission on July 11, 2014. A copy of Amendment No. 2 is attached hereto as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

No.           Description

10.1	Amendment No. 2 to the Financing and Security Agreement between Hipcricket, Inc. and Fast Pay Partners LLC dated October 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: October 20, 2014	By:	/s/ Todd E. Wilson
Chief Executive Officer